EXHIBIT (23)(a)

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
July 19, 2000 relating to the financial statements of NewMil
Bancorp, Inc., which appears in NewMil Bancorp, Inc.'s Annual
Report on Form 10-K for the year ended June 30, 2000.



/s/ PricewaterhouseCoopers, LLP

Hartford, Connecticut
December 21, 2000